                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                Nine Months Ended           Three Months Ended
                                                September 30, 1998          September 30, 1998
                                                ------------------           ------------------

Earnings before income taxes                       $ 8,523                     $ 3,302

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                         (143)                        (39)
Dividends from less than 50% owned
   affiliates                                          102                          31
Fixed charges                                        1,046                         358
Interest capitalized, net of amortization              (19)                        (17)
                                                   -------                     -------


Earnings available for fixed charges               $ 9,509                     $ 3,635
                                                   -------                     -------
                                                   -------                     -------


Fixed charges:
Interest incurred:
   Consumer products                               $   878                     $   301
   Financial services                                   57                          20
                                                   -------                     -------

                                                       935                         321

Portion of rent expense deemed to represent
   interest factor                                     111                          37
                                                   -------                     -------

Fixed charges                                      $ 1,046                     $   358
                                                   -------                     -------
                                                   -------                     -------

Ratio of earnings to fixed charges                     9.1                        10.2
                                                   -------                     -------
                                                   -------                     -------

                                                                      EXHIBIT 12

                  PHILIP MORRIS COMPANIES INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                                Years Ended December 31,
                                        ------------------------------------------------------------------------
                                          1997            1996             1995            1994             1993
                                        --------        --------         --------        --------         ------
Earnings before income
   taxes and cumulative
   effect of accounting
   changes                              $10,611         $10,683          $ 9,347         $ 8,216          $ 6,196

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                        (207)           (227)            (246)           (184)            (164)
Dividends from less
   than 50% owned
   affiliates                               138             160              202             165              151
Fixed charges                             1,438           1,421            1,495           1,537            1,716
Interest capitalized,
   net of amortization                      (16)             13                2              (1)             (13)
                                        -------         -------          -------         -------          -------
Earnings available for
   fixed charges                        $11,964         $12,050          $10,800         $ 9,733          $ 7,886
                                        -------         -------          -------         -------          -------
                                        -------         -------          -------         -------          -------

Fixed charges:
Interest incurred:
   Consumer products                    $ 1,224         $ 1,197          $ 1,281         $ 1,317          $ 1,502
   Financial services
     and real estate                         67              81               84              78               87
                                        -------         -------          -------         -------          -------

                                          1,291           1,278            1,365           1,395            1,589
Portion of rent expense
   deemed to represent
   interest factor                          147             143              130             142              127
                                        -------         -------          -------         -------          -------

Fixed charges                           $ 1,438         $ 1,421          $ 1,495         $ 1,537          $ 1,716
                                        -------         -------          -------         -------          -------
                                        -------         -------          -------         -------          -------

Ratio of earnings to
   fixed charges                            8.3             8.5              7.2             6.3              4.6
                                        -------         -------          -------         -------          -------
                                        -------         -------          -------         -------          -------